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                                                                   Exhibit 23.12



                          CONSENT OF DOROTHY A. JOHNSON


         I hereby consent to the reference of my name as being one of the individuals who is anticipated to be named to the Board of Directors of National City Corporation at the Effective Time of the merger of National City Corporation and First of America Bank Corporation in the Prospectus and Proxy Statement filed with the Securities and Exchange Commission as part of the Form S-4 Registration Statement of National City Corporation.



                                             /s/ Dorothy A Johnson
                                         ---------------------------------------
                                         Dorothy A. Johnson